EXHIBIT 10.49

EXECUTION VERSION

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND IS SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

CONVERTIBLE SECURED PROMISSORY NOTE

June 16, 2022

Principal Amount: $250,000.00

ALLIED CORP., a Nevada corporation, with its principal office at 1405 St. Paul St., Suite 201, Kelowna, British Columbia, Canada V1Y 9N2 (the “Borrower”), for $250,000.00 in cash value received, hereby promises to pay, in immediately available funds, to MULSANE LTD., a British Virgin Islands company limited by shares, with its principal office at Wickhams Cay 1, PO Box 146, Road Town, Tortola, British Virgin Islands (the “Lender”) or its successors and assigns, the principal amount of $250,000.00 pursuant to the terms contained herein (as may thereafter be amended, restated, supplemented or otherwise modified from time to time, this “Note”), together with interest thereon, calculated in accordance with the provisions contained herein (the “Loan”).

1. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks located in the State of Nevada are authorized or required by the law to be closed for business.

“Collateral” has the meaning set forth on Exhibit A attached hereto.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, in each case, regardless of how designated and whether voting or non-voting, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Event of Default” has the meaning set forth in Section 10 hereto.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

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“Highest Lawful Rate” means the maximum rate of non-usurious interest allowed from time to time by applicable Law, if any.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an acquisition.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lien” means any mortgage, pledge, security interest, lien (statutory or other), charge or other encumbrance.

“Material Adverse Effect” means (a) a material adverse change in the Borrower’s and its Subsidiaries’ business or financial condition on a consolidated basis, (b) a material impairment in the prospect of repayment of all or any portion of the Borrower’s obligations under this Note, or (c) a material impairment in the perfection, value or priority of the Lender’s Security Interest in the Collateral.

“Maturity Date” has the meaning set forth in Section 3(a) hereto.

“Minimum Yield Amount” means, with respect to any voluntary prepayment, an amount such that, when added to the accrued and unpaid interest payable on the date of such prepayment, it would result in the Lender receiving at least 5% interest.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit and any payment under a tax sharing agreement, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Revenue Payment” has the meaning set forth in Section 4 hereto.

“Security Interest” has the meaning set forth in Section 6 hereto.

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the equity interests of which by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by the Borrower, either directly or through an affiliate.

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“UCC” means the Uniform Commercial Code as currently in effect in the State of Nevada; provided, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lender’s security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nevada, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Note relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

2. Interest. Interest shall accrue on the unpaid principal amount of this Note at a rate per annum equal to 10% per annum (computed on the basis of a 365-day year), and such interest shall be payable on the date that is the earlier of (i) the Maturity Date or (ii) the termination of this Note. Interest shall be payable in U.S. dollars in immediately available funds.

3. Payments and Prepayments.

(a) Repayment of Principal. The entire unpaid principal balance of this Note, together with any accrued and unpaid interest thereon, shall become due and payable on December 16, 2022 (the “Maturity Date”). All payments of principal shall be made to the Lender in U.S. dollars in immediately available funds.

(b) Optional Prepayment. The Borrower may prepay the unpaid principal amount on this Note, in whole or in part, together with any accrued and unpaid interest thereon, if any, plus the Minimum Yield Amount, if any, at any time and from time to time and such prepayment shall be applied in accordance with Section 3(c) below.

(c) Application of Installments and Prepayments. Each prepayment on this Note, if any, shall be applied (i) first, to the payment of any Revenue Payment (as defined below), fees, costs and expenses owed to the Lender under this Note, (ii) second, to all accrued and unpaid interest, if any, under this Note (including any Minimum Yield Amount, if any), and (iii) third, to the payment of the unpaid principal amount on this Note in the inverse order of maturity.

(d) Taxes. The Borrower shall pay when due any documentary stamp taxes, intangible taxes or similar taxes, and any interest or penalties arising from the late payment of such taxes, imposed at any time with respect to the indebtedness evidenced by this Note.

4. Revenue Sharing. The Borrower shall repay the unpaid principal amount of this Note and any accrued and unpaid interest thereon promptly upon receipt of the proceeds of 30% of the total revenue of the Borrower and its Subsidiaries on a consolidated basis (such payment, the “Revenue Payment”). The Revenue Payment shall be made from the proceeds of individual sales and shall not be affected by other costs unrelated to the individual sales. The Revenue Payment is only payable once the cash from the applicable sale has been collected.

5. Conversion. This Note shall be convertible into shares of the Borrower’s common stock, par value $0.0001 per share (the “Common Stock”), at any time upon written notice by the Lender to the Borrower on the terms and conditions set forth in this Section 5. After receipt of such written notice, the Borrower and the Lender shall execute and delivery a customary subscription agreement and any other documents reasonably necessary to evidence the issuance of such shares of Common Stock to the Borrower in accordance with this Section 5, in each case, in form and substance reasonably satisfactory to the Borrower and the Lender.

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(a) Conversion Right. Subject to and upon compliance with the provisions of this Note, for as long as this Note is outstanding, the Lender shall have the right, at its option, to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 5(c) below at the Conversion Rate (as defined below). The Borrower shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Borrower shall round such fraction of a share of Common Stock up to the nearest whole share. The Borrower shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 5(a) above shall be determined by dividing (x) such Conversion Amount by (y) $1.25 (the “Conversion Rate”). The “Conversion Amount” means the sum of (i) the portion of the principal balance of this Note to be converted with respect to which this determination is being made, and (ii) accrued and unpaid interest with respect to such principal balance, if any.

(c) Mergers. In the case of any consolidation or merger of the Borrower with any other entity (each such transaction, a “Merger”), the entity formed by the Merger shall succeed to the covenants, stipulations, promises and the agreements contained in this Note. In the event of a Merger, the Borrower shall make appropriate provisions so that the Lender shall have the right thereafter to convert this Note into the kind and amount of securities receivable upon such Merger by the Lender of the number of securities into which this Note could have been converted immediately prior to such Merger. This provision shall similarly apply to successive Mergers.

(d) Distributions. In addition to and not in substitution for any other rights hereunder, pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock other than upon consummation of a Merger (a “Corporate Event”), the Borrower shall make appropriate provision to insure that the Lender will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Lender would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Lender upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Lender would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Lender. The provisions of this Section 5(d) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

(e) Reservation. So long as this Note is outstanding, the Borrower shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note in full.

(f) Limitation on Conversion. Notwithstanding any of the foregoing, unless otherwise agreed to in writing among the Borrower and the Lender, at no time will the Lender be entitled to convert any amount of this Note into Common Stock if such conversion would result in the Lender owning more than 9.9% of the issued and outstanding Common Stock.

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6. Security. The Borrower hereby grants and pledges to the Lender a continuing security interest in the Collateral to secure prompt repayment of the Loan and all other amounts outstanding under this Note and to secure prompt performance by the Borrower of each of its covenants and duties under this Note (the “Security Interest”). The Security Interest shall constitute a valid security interest in the Collateral. The Borrower hereby authorizes the Lender to file UCC financing statements naming the Borrower as debtor and the Lender as a secured party with the appropriate filing office and any and all continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that describe the Collateral as “all assets” or “all personal property” (or words of similar effect)). The Security Interest shall continue until the full and complete payment of all amounts due and owing hereunder, whereupon the Security Interest shall automatically terminate. Upon the termination of the Security Interest, the Borrower and the Lender shall execute such further documents and take such further actions as may be reasonably necessary to effectuate a release of the Security Interest. The Lender acknowledges that the Security Interest is pari passu with the security interests of the secured convertible note holders pursuant to the other secured convertible notes of the Borrower, which are currently outstanding or issued by the Borrower subsequent to the date of this Note.

7. Representations and Warranties. The Borrower hereby represents and warrants to the Lender on the date hereof as follows:

(a) Existence; Compliance With Laws. The Borrower is (i) duly organized, validly existing and in good standing under the laws of the state of its creation, formation or organization, as applicable, and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (ii) in compliance with all Laws.

(b) Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note, to grant the Security Interest and to perform its obligations hereunder.

(c) Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

(d) No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver or perform any of its obligations under this Note, except for consents, authorizations, or filings that have been received or made.

(e) No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (i) violate any provision of the Borrower’s organizational documents, (ii) violate any Law or order applicable to the Borrower or by which any of its properties or assets may be bound or (iii) constitute a default under any material agreement or contract by which the Borrower may be bound.

(f) Enforceability. This Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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(g) No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to knowledge of the Borrower, threatened (in writing) by or against the Borrower, its Subsidiaries or any of their property or assets (i) with respect to this Note or any of the transactions contemplated hereby or (ii) in which a likely adverse decision could reasonably be expected to cause a Material Adverse Effect.

(h) Taxes. The Borrower has filed or caused to be filed all federal, state and local tax returns that are required to be filed by the Borrower, which returns were true, accurate and complete in all material respects, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by such party.

(i) Collateral. The Borrower (i) has good, marketable and indefeasible title to its Collateral and (ii) has not made any prior sale, pledge, encumbrance, assignment or other Disposition of any Collateral. The Borrower owns the items it is pledging as Collateral free and clear of all, except the Security Interest in favor of the Lender created hereunder. The Borrower does not own any rights that are convertible into or exchangeable into Equity Interests of any series, class, type or designation of any issuer of Equity Interests that constitute Collateral.

8. Affirmative Covenants. The Borrower covenants and agrees that, until payment in full of the Loan and all amounts outstanding under this Note:

(a) Maintenance of Existence. The Borrower shall (i) maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all licenses, approvals and agreements.

(b) Compliance. The Borrower shall comply with all applicable Laws, including, without limitation, all tax Laws and environmental Laws.

(c) Further Assurances. Upon the request of the Lender, the Borrower shall execute and deliver such further instruments and do or cause to be done such further acts as may be reasonably be requested by the Lender to effect the purposes of this Note.

(d) Collateral.

(i) Defend Collateral. The Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and shall take all acts that may be necessary to maintain, preserve and protect the Collateral. The Borrower will, upon the Lender’s request, remove any unauthorized Lien or security interest on the Collateral, and defend any claim affecting the Collateral. The Borrower will pay all charges against the Collateral, including, but not limited to, taxes, assessments, encumbrances, and insurance, and upon the Borrower’s failure to do so, the Lender may pay any such charge as it deems necessary and add the amount paid to the indebtedness of the Borrower secured hereunder.

(ii) Certificates and Instruments. All certificates or instruments, if any, representing or evidencing any of the Collateral shall be delivered to and held pursuant hereto by the Lender or a person or entity designated by the Lender and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, if applicable, or the Lender shall have been provided with evidence that entries have been made on the books of the issuer to effect the pledge of the Collateral, whether certificated or uncertificated, to the Lender, as provided in, and in accordance with, applicable provisions of the UCC.

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(iii) Dividends or Distributions. Except as otherwise provided under this

Note, any and all:

(1) dividends and interest paid or payable in other than cash in connection with instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Collateral, including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement;

(2) dividends and interest paid or payable in cash in connection with instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Collateral, including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement;

(3) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or reclassification; and

(4) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral;

shall be promptly delivered to the Lender to hold as Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Borrower and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement).

(iv) Transfer Powers. The Borrower shall furnish to the Lender such transfer powers and other appropriate instruments, with signatures appropriately guaranteed, as may be required by the Lender to assure the transferability of the Collateral when and as often as may be reasonably requested by the Lender.

(v) Voting and Other Consensual Rights. The Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to its Collateral or any part thereof for any purpose not inconsistent with the terms of this Note; provided, however, that the Borrower shall not exercise and shall refrain from exercising any such right if such action would have a Material Adverse Effect on the value of the Collateral or any part thereof.

(e) Taxes. The Borrower shall pay and discharge (and cause each of its Subsidiaries to pay and discharge) promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or assets before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such assets or any part thereof.

(f) Litigation. The Borrower shall give the Lender prompt written notice of the filing or commencement of any action, suit or proceeding against the Borrower or any of its Subsidiaries where the amount demanded is in excess of $10,000.

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(g) Financial Statements; Reporting.

(i) Financial Statements. Upon the Lender’s request, the Borrower shall promptly deliver to the Lender copies of the Borrower’s financial statements and/or financial reports.

(ii) Accurate Information. All factual information including, without limitation, all financial statements, furnished by or on behalf of the Borrower or any of its Subsidiaries to the Lender shall be true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information is provided.

(h) Books and Records. The Borrower will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Lender, such reports relating to such Collateral as the Lender shall from time to time request.

(i) Notices. The Borrower shall promptly and in any event within three (3) Business Days after becoming aware of the occurrence or existence of a default or an Event of Default hereunder, notify the Lender in writing of the nature and extent of such default or Event of Default and the action, if any, it has taken or proposes to take with respect to such default or Event of Default.

(j) Insurance. The Borrower shall continuously maintain with financially sound and reputable insurance companies, licensed to do business in the applicable jurisdiction(s), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

9. Negative Covenants. Until payment in full of the Loan and all amounts outstanding under this Note, the Borrower covenants that it shall not, and will cause each of its Subsidiaries not to:

(a) sell or otherwise dispose of any material property owned by Allied Colombia S.A.S., a wholly owned Subsidiary of the Borrower, outside of the ordinary course of business, whether now owned or existing, or hereafter arising or acquired or received by Allied Colombia S.A.S., and wherever located;

(b) change its legal entity name or state of organization or relocate its chief executive office or principal place of business without thirty (30) days’ prior written notification to the Lender;

(c) make any Investments outside of the ordinary course of business without the Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed);

(d) declare or make, directly or indirectly, any Restricted Payment without the Lender’s prior written consent; or

(e) merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

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10. Events of Default.

(a) Definition. An “Event of Default” will be deemed to have occurred upon the occurrence of any of the following:

(i) the Borrower fails to pay any amount of principal or interest, if any, on this Note in full when due;

(ii) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries under this Note or any material contract or any certificate or information delivered in connection with any of the foregoing shall be false when made;

(iii) failure of the Borrower to comply with any term, covenant or provision contained in this Note;

(iv) any of the Borrower shall fail within fifteen (15) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $100,000 or (ii) material nonmonetary judgments or orders, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith; or

(v) (x) the Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors, (y) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (x) above which (1) results in the entry of an order for relief of any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for fifteen (15) days after the entry thereof, or (z) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distrain or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal for fifteen (15) days.

(b) Consequences of Events of Default. Upon the occurrence of an Event of Default, the Lender may (a) declare the unpaid principal amount on this Note, together with any interest accrued and unpaid thereon, to be due and payable and/or (b) exercise any or all of its rights, powers and remedies under this Note, or applicable Law, including, without limitation, rights and remedies available against the Collateral and those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral).

(c) Additional Remedies. In addition to the remedies set forth in clause (b) above, upon the occurrence of an Event of Default:

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(i) The Lender may sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as the Lender may elect, in a public or private transaction, at any location as deemed reasonable by the Lender either for cash or credit or for future delivery at such price as the Lender may deem fair, and (unless prohibited by the UCC, as adopted in any applicable jurisdiction). The Lender may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any obligations secured hereby. The Lender shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner and pursuant to applicable federal and state securities Laws. The Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the obligations, provided that such sale is conducted in a commercially reasonable manner and pursuant to applicable federal and state securities Laws. If any applicable provision of any Law requires the Lender to give reasonable notice of any Disposition or other action, the Borrower hereby agrees that ten (10) days prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale, and in the case of private sale, the time after which such sale is to be made.

(ii) The Lender may apply proceeds of the Disposition of Collateral to the Loan in any manner elected by the Lender and permitted by the UCC or otherwise permitted by Law or in equity. Such application may include, without limitation, the reasonable attorneys’ fees and legal expenses incurred by the Lender.

11. Cancellation. After all obligations owed on this Note has been paid in full, this Note shall be promptly surrendered to the Borrower for cancellation.

12. Expenses. The Borrower shall pay on demand all of the Lender’s costs and expenses (including, without limitation, all reasonable attorneys’ fees and expenses) incurred in connection with the collection of all obligations under this Note or with the enforcement or preservation of rights of the Lender hereunder, including, without limitation, the Lender’s protection and enforcement of the Security Interest. The Borrower’s obligations under this Section shall survive the payment of the indebtedness under this Note.

13. Descriptive Headings; Governing Law. The descriptive headings of the several Sections of this Note are inserted for convenience only and do not constitute a part of this Note. This Note will be governed by the internal laws of the State of Nevada.

14. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, then the payment will be due and payable on, and the time period will automatically be extended to, the next Business Day immediately following such day that is not a Business Day.

15. Register. The Borrower shall maintain a register (the “Note Register”) in its principal offices for the purpose of registering this Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in this Note (including the amount of principal and interest due hereunder). Upon the issuance of this Note, the Borrower shall record the name and address of the initial payee of this Note in this Note Register as the first holder.

16. Waiver. The rights and remedies of the Lender under this Note shall be cumulative and not alternative. No waiver by the Lender of any right or remedy under this Note shall be effective unless in a writing signed by the Lender. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by the Lender will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right of the Lender arising out of this Note can be discharged by the Lender, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the Lender, (b) no waiver that may be given by the Lender will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on the Borrower will be deemed to be a waiver of any obligation of the Borrower or of the right of the Lender to take further action without notice or demand as provided in this Note. The Borrower hereby waives presentment, demand, protest and notice of dishonor and protest.

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17. Amendment. None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed by the Lender expressly referring hereto and setting forth the provision so excluded, modified or amended. This Note shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Lender and its successors, endorsees and assigns.

18. Highest Lawful Rate. It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that, notwithstanding all other provisions of this Note, none of the terms and provisions of this Note shall ever be construed to create a contract to pay the Lender, for the use, forbearance or detention of money, interest in excess of the Highest Lawful Rate, and the Borrower shall never be required to pay interest in excess of the Highest Lawful Rate. If for any reason interest is paid in excess of such maximum amount (whether as a result of the payment of this Note prior to its maturity or otherwise), then promptly upon any determination that such excess has been paid, the Lender will, at its option, either refund such excess to the Borrower or apply such excess to amounts owing under this Note all in accordance with the provisions set forth herein.

19. Entire Agreement; Transferability and Assignment. This Note constitutes the entire agreement among the Borrower and the Lender with respect to the subject matter hereof, supersedes any and all prior understandings relating to such subject matter, and will be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns; provided, that the Borrower may not transfer, convey, assign or otherwise dispose of this Note to any other Person without obtaining the prior written consent of the Lender. The Lender may assign this Note and the Loan hereunder, in whole or in part, to any Person without the consent of the Borrower.

20. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Note or the application of any such provision to any person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable Law or rule in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note.

*  *  *  *  *

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IN WITNESS WHEREOF, the parties have executed and delivered this Note on the date specified above.

BORROWER:

ALLIED CORP.

By:	/s/ Calum Hughes
Name:	Calum Hughes
Title:	Chief Executive Officer

[Signature Page to Convertible Secured Promissory Note]

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Acknowledged and Agreed to:

LENDER:

MULSANE LTD.

By:	/s/ Cliff Wilkins
Name:	Cliff Wilkins
Title:	Director

By:	/s/ Francois Lambercy
Name:	Francois Lambercy
Title:	Director

[Signature Page to Convertible Secured Promissory Note]

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EXHIBIT A

“Collateral” means all property of the Borrower including, without limitation, all of the following property that the Borrower now or later owns or has an interest in, wherever located:

(a) all Accounts and Chattel Paper;

(b) all Commercial Tort Claims;

(c) all contracts;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles;

(g) all Goods (including, without limitation, all Inventory, all Equipment and all Fixtures);

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Securities;

(l) all patents, trademarks, and copyrights;

(m) all motor vehicles;

(n) all books and records, Supporting Obligations and related letters of credit or other claims and causes of action, in each case to the extent pertaining to the Collateral; and

(o) to the extent not otherwise included, substitutions, replacements, accessions, products and other Proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing.

The terms “Account Debtor”, “Account”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Securities Account”, “Security”, “Supporting Obligation”, and “Tangible Chattel Paper” shall have the meanings assigned to such terms in the UCC as in effect on the date hereof.

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